UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

FOSSIL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41040	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

901 S. Central Expressway
Richardson,	Texas	75080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FOSL	The Nasdaq Stock Market LLC
7.00% Senior Notes due 2026	FOSLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐            Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2025, the Company announced that Pamela Edwards and Wendy Schoppert have been appointed to the Board of Directors (the “Board”), effective May 16, 2025. Ms. Edwards and Ms. Schoppert were also both appointed to serve on the Audit Committee of the Board.

There are no arrangements or understandings between Ms. Edwards or Ms. Schoppert and any other persons pursuant to which they were appointed as a director. There are also no family relationships between Ms. Edwards or Ms. Schoppert and any director or executive officer of the Company, and Ms. Edwards and Ms. Schoppert do not have any direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

For their service on the Board, each of Ms. Edwards and Ms. Schoppert will receive the Company’s standard non-employee director cash compensation, which includes an annual cash retainer of $140,000. The annual retainer to be paid to each of Ms. Edwards and Ms. Schoppert will be paid on a quarterly basis in advance and will be pro-rated for the second quarter of fiscal 2025 based on the number of days between the date of their appointment and June 30, 2025, the end of the second calendar quarter.

In addition, pursuant to the Company’s 2024 Long-Term Incentive Plan (the “Plan”), each of Ms. Edwards and Ms. Schoppert received a grant of 25,000 restricted stock units as of May 16, 2025, the effective date of appointment, pro-rated to reflect the number of days between the date of appointment and the one-year anniversary of the Company’s 2024 Annual Stockholders Meeting.

Each of Ms. Edwards and Ms. Schoppert would also be eligible to receive a grant of restricted stock units, in such amount as determined by the Board, in its sole discretion, provided that such grant shall not exceed more than the number of shares of Common Stock having an aggregate fair market value of $130,000 on the date of the Company’s 2025 Annual Meeting of Stockholders, if Ms. Edwards or Ms. Schoppert, as applicable, is then serving as a non-employee director. The restricted stock units will vest and convert into shares of common stock (i) upon the first anniversary of the date of grant for the restricted stock units granted upon appointment to the Board; and (ii) upon the earlier of the first anniversary of the date of grant or the first Annual Meeting of Stockholders following the date of grant for the restricted stock units to be granted on the date of the 2025 Annual Meeting of Stockholders; provided that Ms. Edwards or Ms. Schoppert, as applicable, is providing services to the Company or its subsidiaries on each such vesting date.

Each of Ms. Edwards and Ms. Schoppert entered into the Company’s standard form of indemnification agreement for directors as of May 16, 2025.

On May 14, 2025, the Company issued a press release announcing the appointments of Ms. Edwards and Ms. Schoppert, which is incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Document Description
10.1	Form of Indemnification Agreement signed by directors and executive officers (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed on November 9, 2023).
99.1	Press Release, dated May 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2025

FOSSIL GROUP, INC.

	By:	/s/ RANDY GREBEN
Randy Greben
Chief Financial Officer